Exhibit T3B-10

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

HELI-ONE AMERICAN SUPPORT, LLC

This First Amendment (this “Amendment”), dated as of April 28, 2016, to the Limited Liability Company Agreement, dated October 5, 2009 (the “Agreement”), of HELI-ONE AMERICAN SUPPORT, LLC, a Delaware limited liability company (the “Company”), is entered into by HELI-ONE (U.S.) INC., a Delaware corporation and the sole member of the Company (the “Member”) and the Board of Managers of the Company (the “Board”).

WHEREAS, the Member is the sole Member of the Company.

WHEREAS, the Member and the Board desire to effect an amendment to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, it is hereby agreed as follows:

SECTION 1. Amendment to the Agreement. Effective as of the date first written above, the Agreement shall be amended as follows:

(a)        Section 3 of the Agreement shall be amended and restated in its entirety as follows: “The Company commenced its existence as a Delaware limited liability company on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved pursuant to the provisions of Section 14.1 hereof.”

(b)        Section 14.1 of the Agreement shall be amended by inserting the following sentence at the end of such section: “Notwithstanding the foregoing, the occurrence of any of the events set forth in Section 18-304 of the Act (which refers to certain events of bankruptcy and related items) with respect to any Member of the Company (including the sole Member) shall not result in such person ceasing to be a member of the Company or the dissolution of the Company.”

SECTION 2. Confirmation of the Agreement. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment, and as hereinafter amended or restated.

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

MEMBER

HELI-ONE (U.S.) INC.

By:	/s/ Nicolas Stable
Name: Nicolas Stable
Title: Director and President

MANAGERS

Print Name: Anthony DiNota

/s/ Nicolas Stable
Print Name: Nicolas Stable

[First Amendment to Limited Liability Company Agreement of Heli-One American Support, LLC]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

MEMBER

HELI-ONE (U.S.) INC.

By:
Name: Nicolas Stable
Title: Director and President

MANAGERS

/s/ Anthony DiNota
Print Name: Anthony DiNota

Print Name: Nicolas Stable

[First Amendment to Limited Liability Company Agreement of Heli-One American Support, LLC]

LIMITED LIABILITY COMPANY AGREEMENT

OF

HELI-ONE AMERICAN SUPPORT, LLC

A Delaware Limited Liability Company

Effective as of November 6, 2009

THE MEMBERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE, HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, OR OTHERWISE DISPOSED OF, OR OFFERED FOR SALE UNLESS REGISTRATION STATEMENTS UNDER SUCH ACTS WITH RESPECT TO SUCH INTERESTS ARE THEN IN EFFECT OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS ARE THEN APPLICABLE TO SUCH OFFER OR SALE, AND UNLESS THE PROVISIONS OF THIS AGREEMENT ARE SATISFIED.

HELI-ONE AMERICAN SUPPORT, LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (this “Agreement”) of Heli-One American Support, LLC is entered into by the Member (as defined in Section 6 below) effective as of the 6th day of November, 2009. In consideration of the covenants, conditions and agreements contained herein, the Member, who upon the date hereof is the sole Member, hereby determines as follows:

ARTICLE I

ORGANIZATION OF THE COMPANY

1.          Formation.

Heli-One American Support, LLC (the “Company”) is a limited liability company organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Certificate of Formation (the “Certificate”) was filed on November 6, 2009 with the Secretary of State of the State of Delaware.

2.          Name.

The name of the Company is, and the business of the Company shall be conducted under the name of, “Heli-One American Support, LLC” or such other name or names as the Managers may from time to time decide.

3.          Term.

The Company commenced its existence as a Delaware limited liability company on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Member.

4.          Office.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Member may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Member may designate in the manner provided by law.

5.          Purposes and Permitted Activities.

The purpose of the Company is to engage in any business or activity that is not forbidden by the law of the jurisdiction in which the Company engages in that business or activity.

6.          Member.

The name, business or mailing address and membership interest ownership percentage of the sole Member of the Company are set forth on Exhibit A (the “Member”). “Member” shall also mean any other person who becomes a member of the Company in accordance with this Agreement.

7.          Membership Interests.

The capital of the Company will be represented by membership interests (“Membership Interests”). The ownership of the Member is reflected on Exhibit A, as may be amended from time to time by the Manager (as defined in Section 9.2 below), and such ownership is reflected as a percentage of the total Membership Interests of the Company. The Member may make such rules and regulations as it may deem appropriate concerning the issuance and registration of Membership Interests, including the issuance of certificates representing Membership Interests. Unless the Member decides otherwise, Membership Interests will be issued without certificates.

8.          Withdrawal by Member.

A Member of the Company may withdraw or resign as a member of the Company at any time.

9.          Management.

9.1        Management by Managers.

(a)         The Company shall be managed by one or more “managers” (as such term is used in the Act) according to the remaining provisions of this Section 9 and, except with respect to certain consent or approval requirements provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, the business and affairs of the Company shall be managed by the Managers elected in accordance with Section 9.2 acting exclusively through the Board of Managers of the Company (the “Board”) in accordance with this Agreement. Under the direction of the Board, the day-to-day activities of the Company may be conducted on the Company’s behalf by the officers (as defined below in Section 9.5), who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board and the officers (subject to Section 9.5 and the direction of the Board) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the merger or other combination or conversion of the Company with or into another person; (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments; (vi) the distribution of Company cash; (vii) the selection, engagement and dismissal of officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Company as it deems necessary or appropriate; (ix) the acquisition or disposition of assets; (x) the formation of, or acquisition of assets of or an interest in, or the contribution of property to, any person; (xi) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xii) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement and (xiii) the issuance of Membership Interests.

(b)          Notwithstanding the general authority of the Managers (as hereinafter defined), the following items shall require the prior affirmative consent of the Members: (i) borrowing of money and/or refinancing by the Company, (ii) the sale or disposition of all or substantially all of the assets of the Company, and (iii) the voluntary bankruptcy or dissolution of the Company.

9.2         Board of Managers.

(a)          Composition; Initial Managers. The Board shall initially consist of one (1) natural person who need not be a Member or resident of the State of Delaware (the “Manager”). The initial Board (and the initial Managers) shall consist of the persons listed on Schedule 9.2. Any successor or substituted Managers shall be elected as provided in Section 9.2(b). Subject to any limitations specified by law, the number of Managers may be increased or decreased by resolution adopted by a majority of the Managers then in office. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. For such period that the Board consists of only one Manager, the actions and decisions of such Manager shall be deemed to be the actions and decisions of the Board without necessity of further action, meeting, approval or adoption of resolutions.

(b)          Election and Term of Office. The Managers shall be elected at any annual or any special meeting of the Members (except as otherwise provided in this Agreement). Each Manager elected shall hold office until his successor shall be elected at a meeting of the Members and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

(c)          Resignation. Any Manager may resign at any time by giving written notice to the chief executive officer or the President of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)          Removal. At any special meeting of the Members called expressly for that purpose, any Manager or Managers, including all of the Managers, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of a majority of the Membership Interests. In case any vacancy so created shall not be filled by the Members at such meeting, such vacancy may be filled by the Managers as provided in Section 9.2(e).

(e)          Vacancies. Any vacancy occurring in the Board (except by reason of an increase in the number of Managers) may be filled in accordance with subsection (b) of this Section or may be filled by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers or by a sole remaining Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy occurring in the Managers or any managerial position to be filled by reason of an increase in the number of Managers may be filled by election at an annual meeting of Members or special meeting of Members called for that purpose.

(f)          Quorum; Required Vote for Board Action. At all meetings of the Managers, the presence of a majority of the number of Managers fixed by or in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Managers at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by law, the Certificate or this Agreement. If a quorum shall not be present at any meeting of Managers, the Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

(g)          Location; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(h)          Meetings of the Board. Regular meetings of the Board shall be held at such places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, upon written request of any Manager, by the Secretary. The notice of any such special meeting shall state the purpose or purposes of such meeting. Unless determined by the Board pursuant to resolution, notice of any meeting (whether the first meeting, a regular meeting or a special meeting) shall not be required.

(i)          Compensation. Managers, in their capacity as such, shall receive such compensation, if any, for their services as the Board shall determine. In addition, the Managers shall be entitled to be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as such.

9.3         Meetings of the Members.

(a)          Place of Meetings. All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

(b)         Quorum; Required Vote for Member Action; Adjournment of Meetings.

(i)          Except as expressly provided otherwise by this Agreement, a majority, present in person or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of the holders of a majority of the Membership Interests, so present or represented at such meeting at which a quorum is present and entitled to vote thereat, shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to destroy the quorum.

(ii)         Notwithstanding any other provision in this Agreement to the contrary, the chairman of the meeting of the Members, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

(c)          Annual Meetings. An annual meeting of the Members for the election of Managers to succeed those Managers serving on the Board whose terms expire and for the transaction of such other business as may properly be considered at the meeting, may be, but is not required to be, held at such place, within or without the State of Delaware, on such date, and at such time as the Board shall fix and set forth in the notice of the meeting. If the Board has not fixed a place for the holding of the annual meeting of Members in accordance with this Section 9.3, such annual meeting shall be held at the principal place of business of the Company.

(d)          Special Meetings.

(i)           Special meetings of the Members for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board, the President or the holder(s) of at least 10% of the Membership Interests.

(ii)          If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting shall be the date any Member first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

9.4         Provisions Applicable to All Meetings. In connection with any meeting of the Board or the Members, the following provisions shall apply:

(a)          Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting specifies a different place, which need not be in the State of Delaware.

(b)          Waiver of Notice Through Attendance. Attendance of a person at such meeting (including pursuant to Section 9.4(e)) shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)          Proxies. A person may vote at such meeting by a written proxy executed by that person and delivered to the Secretary of the Company or to another Manager, in the case of Managers, or to another Member, in the case of the Members. A proxy shall be revocable unless it is stated to be irrevocable.

(d)          Action by Written Consent. Subject to compliance with the notice requirements set forth in this Agreement, to the extent applicable to the particular meeting, any action required or permitted to be taken at such a meeting may be taken without a meeting, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers or the Members, as applicable, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or the Members, as applicable, entitled to vote on the action were present and voted.

(e)          Meetings by Telephone. The Managers or the Members, as applicable, may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

9.5         Officers.

(a)          Generally. The Board may appoint certain agents of the Company, as set forth below in this Section 9.5, to be referred to as “officers” of the Company; provided, however, that the initial officers may be appointed by the Members. Unless otherwise provided by resolution of the Board, the officers shall have the titles, power, authority and duties described below in this Section 9.5. The initial officers shall consist of the persons holding the titles listed on Schedule 9.2.

(b)          Number, Titles and Term of Office. The officers of the Company may include any one or more of the following: a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board so elects, a Chairman of the Board and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a Manager.

(c)          Salaries. The salaries or other compensation, if any, of the officers shall be fixed from time to time by the Board.

(d)          Removal. Any officer elected or appointed by the Board may, subject to any contractual obligations of the Company with respect to such officer, be removed, either with or without cause, by the vote of a majority of the whole Board at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contractual rights.

(e)          Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board.

(f)          Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Company unless the Board designates the Chairman of the Board or other officer as the chief executive officer. Subject to the control of the Board and the other terms of this Agreement, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; subject to Section 9.1, he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(g)          Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the Members and of the Board; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(h)          Powers and Duties of the President. Unless otherwise determined by the Board, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and he shall, in the absence of the Chairman of the Board, or if there be no Chairman of the Board, preside at all meetings of the Members and of the Board; and the President shall have such other powers and duties as may be assigned to him from time to time by the Board.

(i)          Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) and the President, or in the event of their inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the Chairman of the Board (if any) and the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) and the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board unless he is a Manager.

(j)          Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Board. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; the Treasurer shall, if required by the Board, give such bond for the faithful discharge of his duties in such form as the Board may require.

(k)          Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer’s absence or inability or refusal to act.

(l)          Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; he shall have charge of the records of Membership Interests and such books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

(m)          Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the chief executive officer, the Board or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

(n)          Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board, the chief executive officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

10.         Capital Contribution.

The Member, will contribute the amount set forth on Exhibit A as such Member’s initial capital contribution.

11.         Additional Contributions; No Negative Capital Account Makeup.

The Member is not required to make any additional capital contributions to the Company. No Member shall have any obligation to restore any negative balance in any capital account maintained for such Member in accordance with applicable law and regulations promulgated under or in connection with the Internal Revenue Code of 1986, as amended (“IRC”), upon liquidation or dissolution of the Company.

12.         Allocation of Profits and Losses.

With the written consent of the Member, the Board may issue additional Membership Interests. As of the effective date of the filing of the Certificate, however, the Member holds 100% of the Membership Interests, and accordingly, all of the profits and losses shall be allocated to the Member.

13.         Indemnification.

(a)          No Member shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if such Member’s conduct shall not have constituted gross negligence or willful misconduct.

(b)          In accordance with Section 18-108 of the Act as enacted as of the effective date of the Agreement, the Company shall indemnify and hold harmless the Member and Manager, and may, and shall have the power to, indemnify and hold harmless any officer or other person from and against any and all claims and demands in which such Member, Manager, officer or other person may be involved.

(c)          The indemnification provided pursuant to this Section 13 shall not be deemed to be exclusive of any other rights to which the Members may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the successors, assigns and administrators of the Members.

(d)          Any indemnification pursuant to this Section 13 shall be payable only from the assets of the Company.

14.         Dissolution.

14.1       Events Requiring Dissolution.

The Company shall be dissolved upon the occurrence of any of the following events:

(a)          any event that would make unlawful, under the laws of Delaware or the United States of America, the continuing existence of the Company;

(b)          a vote of a majority of Membership Interests; or

(c)          the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

14.2       Distribution Upon Dissolution.

Upon dissolution of the Company, the affairs of the Company shall be wound up in accordance with this Section 14.2. The fair market value of the assets of the Company (other than cash) shall be determined by the Board. If the Board is unable to determine the fair market value of the assets, then the fair market value of the assets of the Company (other than cash) shall be determined by an independent appraiser selected by the Board. Any gains or losses (including unrealized gains and losses from property to be distributed in kind) from disposition shall be allocated among the Members as provided in Section 12. Thereafter, the assets of the Company shall be distributed in the following manner and order: (i) first, to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company and (ii) second, to the Members in accordance with the positive balances in the respective capital account maintained for each Member by the Company.

15.         Limitation of Liability.

No Member shall be personally liable for any debts, liabilities or obligations of the Company, except for (a) such Member’s liability to make the capital contributions required in this Agreement, and (b) the amount of any distributions made to such Member that must be returned to the Company pursuant to the terms hereof or the Act. No Manager, by reason of his or her acting as a Manager of the Company, shall be obligated personally for any debts, obligations or liabilities of the Company.

16.         Governing Law.

This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

17.         Subject to All Laws.

The provisions of this Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

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IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first above written.

MEMBER:

HELI-ONE (U.S.) Inc.

By:	/s/ Neil Calvert
Name:	Neil Calvert
Title:	President & CEO